MELLON FUNDS TRUST


                      Amended and Restated Rule 18f-3 Plan


      Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), requires that the Board of an investment company desiring to offer multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.

      The Board of Trustees, including a majority of the non-interested Trustees, of Mellon Funds Trust (the "Trust"), with respect to each of the series thereof listed on Schedule A attached hereto, as the same may be revised from time to time (individually, the "Fund" and collectively, the "Funds"), which desires to offer multiple classes, has determined that the following plan is in the best interests of each class individually and the Fund as a whole:


      1. CLASS DESIGNATION: Fund shares shall be divided into two (or, where indicated on Schedule A, three) share classes designated as "Class M" shares, "Investor" shares and (for a Fund with three classes) "Dreyfus Premier" shares. Subject to approval of the Board of Trustees, a Fund may alter the designations of one or more of its classes of shares and references herein to class designations shall be deemed to refer to any such altered designations.

      2. DIFFERENCES IN AVAILABILITY: (a) Class M shares shall be offered only to: (i) Private Wealth Management clients of Mellon Financial Corporation that maintain qualified fiduciary, custody, advisory or other accounts with Mellon Bank, N.A. ("Mellon Bank") or Boston Safe Deposit and Trust Company ("Boston Safe"), or their affiliates (collectively, "Private Wealth Management Clients");
(ii) Mellon Balanced Fund, for investments by that Fund; (iii) Trustees of the Trust; (iv) persons or entities who are not Private Wealth Management Clients but who held shares of a Fund on July 10, 2001 ("Existing Individual Clients") and who, therefore, are permitted by this plan to continue to purchase and hold Class M shares of that Fund for then-existing accounts ("Existing Accounts"), to exchange into Class M shares of other Funds, and to purchase additional Class M shares of Funds into which they exchange; and (v) holders of shares of any fund not a part of the Trust but having a common investment adviser with a Fund (referred to herein as an "affiliated fund") who receive Class M shares upon the reorganization of that fund into a Fund and who, therefore, will be permitted by this plan to continue to purchase and hold Class M shares of that Fund, to exchange into Class M shares of other Funds, and to purchase additional Class M shares of Funds into which they exchange. In addition, Mellon Money Market Fund and Mellon National Municipal Money Market Fund may be used as "sweep vehicles" for cash held by Private Wealth Management Clients in qualified fiduciary, custody, advisory or other accounts with Mellon Bank or Boston Safe, or their affiliates. Any such investments in Mellon Money Market Fund or Mellon National Municipal Money Market Fund must be in the respective Fund's Class M shares.

      (b) Investor shares shall be offered only to: (i) Private Wealth Management Clients who terminate their relationship with Mellon Bank or Boston Safe, or their affiliates, and who wish to continue to hold shares of a Fund;
(ii) individuals or entities who are not Private Wealth Management Clients, but who receive a transfer of Fund shares from a Private Wealth Management Client (except as provided in Section 2(a)(iv) above for Existing Individual Clients for their Existing Accounts); (iii) brokerage clients of Mellon Private Wealth Advisors, a division of MBSC, LLC ("MPWA Brokerage Clients"); (iv) holders of shares of an affiliated fund who receive Investor shares upon the reorganization of that fund into a Fund and who, therefore, will be permitted by this plan to continue to purchase and hold Investor shares of that Fund, to exchange into Investor shares of other Funds, and to purchase additional Investor shares of Funds into which they exchange; and (v) former holders of Dreyfus Premier shares following the conversion of their shares into Investor shares as provided in this plan.


      (c) Dreyfus Premier shares shall be offered only to: (i) holders of shares of an affiliated fund who receive Dreyfus Premier shares upon the reorganization of that fund into a Fund and who, therefore, will be permitted by this plan to continue to purchase and hold Dreyfus Premier shares of that Fund, to exchange into Dreyfus Premier shares of other Funds, and to purchase additional Dreyfus Premier shares of Funds into which they exchange; and (ii) prior to the effective registration of the Dreyfus Premier shares under the Securities Act of 1933, as amended, and solely for the limited purpose of facilitating organization of the classes of shares provided for in this plan, an affiliate, employee or officer of Mellon Bank, a Fund, its investment adviser or an affiliate thereof.


      3. DIFFERENCES IN SERVICES: Holders of Dreyfus Premier shares of a Fund, holders of Investor shares of a Fund (except for MPWA Brokerage Clients), and holders of Class M shares of a Fund who are not Private Wealth Management Clients, shall have the benefit of certain privileges and services as set forth, from time to time, in the Funds' Prospectuses and Statement of Additional Information.


      4. DIFFERENCES IN DISTRIBUTION ARRANGEMENTS: (a) Dreyfus Premier shares shall be subject to a deferred sales charge ("CDSC"), as such term is defined in Rule 2830(b) of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount and provisions relating to the CDSC are set forth on Schedule B hereto. Dreyfus Premier shares also shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan, a Fund pays the Distributor for distributing its Dreyfus Premier shares at an annual rate specified in the Distribution Plan and set forth on Schedule C hereto. In addition, Dreyfus Premier shares are subject to a Shareholder Services Plan. Under the Shareholder Services Plan, a Fund pays the Distributor for the provision of certain services to the holders of Dreyfus Premier shares a fee at the annual rate of 0.25% of the value of the Fund's average daily net assets attributable to Dreyfus Premier shares.

      (b) Investor shares of each Fund shall be subject to the Shareholder Services Plan. Under the Shareholder Services Plan, a Fund pays the Distributor for the provision of certain services to the holders of Investor shares a fee at the annual rate of 0.25% of the value of the Fund's average daily net assets attributable to Investor shares. Investor shares are not subject to CDSCs.


      (c) Class M shares are not subject to a distribution plan, shareholder services plan or CDSC.


      5. EXPENSE ALLOCATION: The following expenses shall be allocated, to the extent practicable, on a class-by-class basis: (a) fees under the Distribution Plan, which shall be allocated to Dreyfus Premier shares; (b) fees under the Shareholder Services Plan, which shall be allocated ratably to Investor shares and Dreyfus Premier shares, respectively, based on the assets attributable to such shares; (c) printing and postage expenses payable by the Funds related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific class; (d) litigation or other legal expenses relating solely to a specific class; (e) transfer agent fees identified by the Funds' transfer agent as being attributable to a specific class; and (f) Trustees' fees incurred as a result of issues relating to a specific class.


      6. EXCHANGE PRIVILEGES: Shares of a class shall be exchangeable only for shares of the same class of another Fund of the Trust. In addition, (a) Dreyfus Premier shares of a Fund shall be exchangeable for Class B shares of certain other funds advised by the Trust's investment adviser or its affiliates and for shares of Dreyfus Worldwide Dollar Money Market Fund, Inc. ("DWDMMF") and (b) Investor shares of a Fund shall be exchangeable for shares of DWDMMF until such time as Investor shares of Mellon Money Market Fund are available for purchase, on the terms provided in the Fund's then-current Prospectus and Statement of Additional Information. Subsequently, DWDMMF shareholders that are former holders of a Fund's Investor shares may continue to exchange their DWDMMF shares for Investor shares of a Fund. These exchange privileges may be modified or terminated by a Fund, and exchanges may only be made into Funds that are legally registered for sale in the investor's state of residence.

      7. CONVERSION FEATURE: (a) Class M shares shall automatically convert to Investor shares: (i) if the holder of the Class M shares ceases to be a person or entity to whom Class M shares may be offered pursuant to Section 2(a) of this plan, in which case conversion shall occur when the holder ceases to be such a person or entity; or (ii) if the holder of the Class M shares directs that such shares be transferred to a person or entity who is not a Private Wealth Management Client (other than an Existing Individual Client for his or her Existing Account), in which case conversion shall occur upon such transfer.


      (b) Dreyfus Premier shares shall automatically convert to Investor shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without the imposition of any sales charge, fee or other charge, as set forth on Schedule D hereto.

Adopted:  March 5, 2002


Amended as of:  December 3, 2002




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                                   SCHEDULE A


      Each Fund listed below offers Class M shares and Investor shares. Funds marked with an asterisk (*) also offer Dreyfus Premier shares.

MELLON LARGE CAP STOCK FUND
MELLON INCOME STOCK FUND
MELLON MID CAP STOCK FUND*
MELLON SMALL CAP STOCK FUND
MELLON INTERNATIONAL FUND
MELLON EMERGING MARKETS FUND
MELLON BOND FUND
MELLON INTERMEDIATE BOND FUND
MELLON SHORT-TERM U.S. GOVERNMENT SECURITIES FUND
MELLON NATIONAL INTERMEDIATE MUNICIPAL BOND FUND*
MELLON NATIONAL SHORT-TERM MUNICIPAL BOND FUND
MELLON MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND*
MELLON PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
MELLON BALANCED FUND
MELLON MONEY MARKET FUND
MELLON NATIONAL MUNICIPAL MONEY MARKET FUND


Revised:  December 3, 2002




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                                   SCHEDULE B

      CONTINGENT DEFERRED SALES CHARGE--DREYFUS PREMIER SHARES - A CDSC payable to a Fund's Distributor shall be imposed on any redemption of Dreyfus Premier shares which reduces the current net asset value of such Dreyfus Premier shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Dreyfus Premier shares of the Fund held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Dreyfus Premier shares redeemed does not exceed (i) the current net asset value of Dreyfus Premier shares acquired by the redeeming shareholder through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the redeeming shareholder's Dreyfus Premier shares above the dollar amount of all payments for the purchase of Dreyfus Premier shares of the Fund held by such shareholder at the time of redemption.

      If the aggregate value of the Dreyfus Premier shares redeemed by a shareholder has declined below their original cost to that shareholder as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

      In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Dreyfus Premier shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Dreyfus Premier shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month.


      The following table sets forth the rates of the CDSC for Mellon Massachusetts Intermediate Municipal Bond Fund and Mellon National Intermediate Municipal Bond Fund:


  Year Since                              CDSC as a % of Amount
  Purchase Payment                       Invested or Redemption
  Was Made                                      Proceeds
  ---------                                     --------
  First                                           3.00
  Second                                          3.00
  Third                                           2.00
  Fourth                                          2.00
  Fifth                                           1.00
  Sixth                                           0.00


      The following table sets forth the rates of the CDSC for Mellon Mid Cap Stock Fund:


  Year Since                           CDSC as a % of Amount
  Purchase Payment                          Invested or
  Was Made                              Redemption Proceeds
  --------                              -------------------
  First                                         4.00
  Second                                        4.00
  Third                                         3.00
  Fourth                                        3.00
  Fifth                                         2.00
  Sixth                                         1.00

      In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Dreyfus Premier shares above the total amount of payments for the purchase of Dreyfus Premier shares made during the preceding six years; then of amounts representing the cost of Dreyfus Premier shares purchased six years prior to the redemption; and finally, of amounts representing the cost of Dreyfus Premier shares held for the longest period of time within the applicable six-year period.

      For the purposes of computing a CDSC, any Dreyfus Premier shares of a Fund issued to a shareholder pursuant to a reorganization will be deemed to have been purchased by such shareholder at the time of purchase of the Class B shares of the fund that is reorganized into the Fund and payments for the purchase of Dreyfus Premier shares will be deemed to include purchase payments made by such shareholder for the Class B shares of that fund. To the extent a portion of the Class B shares of that fund held by such shareholder were acquired through the reinvestment of dividends or capital gain distributions, the same proportion of Dreyfus Premier shares issued to such shareholder pursuant to the reorganization will be deemed to have been acquired through the reinvestment of dividends or capital gain distributions.


     WAIVER OF CDSC - The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in
Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder, (b) redemptions by employees participating in qualified or non-qualified employee benefit plans or other programs where (i) the employers or affiliated employers maintaining such plans or programs have a minimum of 250 employees eligible for participation in such plans or programs, or (ii) such plan's or program's aggregate investment in the Dreyfus Family of Funds or in the Trust or certain other products made available by the Fund's Distributor exceeds one million dollars, (c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise,
(d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code and (e) redemptions pursuant to the Automatic Withdrawal Plan, as described in the Fund's then-current Prospectus. Any Fund shares subject to a CDSC that were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's then-current Prospectus at the time of the purchase of such shares.



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                                   SCHEDULE C

                   DISTRIBUTION FEES - DREYFUS PREMIER SHARES


Fund                                              Annual Rate
----                                             -------------


Mellon Mid Cap Stock Fund               0.75% of average daily net assets

Mellon Massachusetts Intermediate
Municipal Bond Fund                     0.50% of average daily net assets

Mellon National Intermediate            0.50% of average daily net
Municipal Bond Fund assets



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                                   SCHEDULE D


      Conversion of Dreyfus Premier shares -- Dreyfus Premier shares shall automatically convert to Investor shares on the first Fund business day of the month in which the sixth anniversary of the date of purchase occurs (unless otherwise specified by the Board), based on the relative net asset values for shares of each such Class, and shall no longer be subject to the Distribution Plan. For any Dreyfus Premier shares of a Fund issued pursuant to a reorganization, the date of purchase of such shares by a shareholder shall be deemed to be the date of purchase by such shareholder of the shares of the fund that is reorganized into the Fund. At the time of any conversion, Dreyfus Premier shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Dreyfus Premier shares (other than Dividend Shares) converting to Investor shares bears to the total Dreyfus Premier shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.